KINDER MORGAN

Investor Presentation

Acquisition of El Paso Corporation

October 16, 2011

KINDER MORGAN

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

Kinder Morgan, Inc. ("KMI") plans to file with the SEC a Registration Statement on Form S-4 in connection with the proposed transaction, and KMI and El Paso Corporation ("EP") plan to file with the SEC and mail to their respective stockholders a Joint Proxy/Information Statement/Prospectus in connection with the proposed transaction. THE REGISTRATION STATEMENT AND THE JOINT PROXY/INFORMATION STATEMENT/PROSPECTUS WILL CONTAIN IMPORTANT INFORMATION ABOUT KMI, EP, THE PROPOSED TRANSACTION AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY/INFORMATION STATEMENT/PROSPECTUS CAREFULLY WHEN THEY BECOME AVAILABLE. Investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy/Information Statement/Prospectus and other documents filed with the SEC by KMI and EP through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy/Information Statement/Prospectus by phone, e-mail or written request by contacting the investor relations department of KMI or EP at the following:

	Kinder Morgan, Inc.	El Paso Corporation
Address:	500 Dallas Street, Suite 1000 Houston, Texas 77002 Attention: Investor Relations	1001 Louisiana Street Houston, Texas 77002 Attention: Investor Relations
Phone:	(713) 369-9490	(713) 420-5855
E-mail:	kmp_ir@kindermorgan.com	investorrelations@elpaso.com

PARTICIPANTS IN THE SOLICITATION

KMI and EP, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions contemplated by the merger agreement. Information regarding KMI's directors and executive officers is contained in KMI's Form 10-K for the year ended December 31, 2010, which has been filed with the SEC. Information regarding EP's directors and executive officers is contained in EP's Form 10-K for the year ended December 31, 2010 and its proxy statement dated March 29, 2011, which are filed with the SEC. A more complete description will be available in the Registration Statement and the Joint Proxy/Information Statement/Prospectus.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this document regarding the proposed transaction between KMI and EP, the expected timetable for completing the proposed transaction, future financial and operating results, benefits and synergies of the proposed transaction, future opportunities for the combined company, the sale of EP's exploration and production assets, the possible drop-down of assets and any other statements about KMI or EP managements' future expectations, beliefs, goals, plans or prospects constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," estimates and similar expressions) should also be considered to be forward looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including: the ability to consummate the proposed transaction; the ability to obtain the requisite regulatory, shareholder approvals and the satisfaction of other conditions to consummation of the transaction; the possibility that financing might not be available on the terms committed; the ability to consummate contemplated asset sales; the ability of KMI to successfully integrate EP's operations and employees; the ability to realize anticipated synergies and cost savings; the potential impact of announcement of the transaction or consummation of the transaction on relationships, including with employees, suppliers, customers and competitors; the ability to achieve revenue growth; national, international, regional and local economic, competitive and regulatory conditions and developments; technological developments; capital and credit markets conditions; inflation rates; interest rates; the political and economic stability of oil producing nations; energy markets, including changes in the price of certain commodities; weather conditions; environmental conditions; business and regulatory or legal decisions; the pace of deregulation of retail natural gas and electricity and certain agricultural products; the timing and success of business development efforts; terrorism; and the other factors described in KMI's and EP's Annual Reports on Form 10 K for the year ended December 31, 2010 and their most recent quarterly reports filed with the SEC. KMI and EP disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this document.

Merger Creates the Largest Midstream Energy Company in North America

KINDER MORGAN



BC
Trans Mountain
AB
SK
MB
ON
QC
NL
Puget Sound
WA
Pacific
OR
ID
MT
Express
ND
SD
MN
WI
Horizon
WY
REX
KMIGT
Trailblazer
IA
IL
OH
REX
NV
UT
Northern
TransColorado
CO
CALNEV
Platte
FEP
NGPL
KinderHawk
KMTejas
KMTP
Eagle Ford
MEXICO
Plantation
Central Florida
Kinder Morgan Assets
Natural Gas Pipelines
Natural Gas Storage
Natural Gas Processing
NGPL (KMI)
Products Pipelines
Products Pipelines Terminals
Crude Oil Pipelines
Terminals
Petroleum Pipelines
Petroleum Pipelines Terminals
Headquarters
El Paso Assets
Natural Gas Pipelines
Tennessee Gas Pipeline
Elba Express Pipeline
Elba Island LNG
Florida Gas Transmission (50%)
Gulf LNG (50%)
Southern Natural Gas
Cheyenne Plains Pipeline
Wyoming Interstate
Colorado Interstate Gas
Mojave Pipeline
El Paso Natural Gas
Ruby Pipeline (50%)

Largest Natural Gas Pipeline Company in North America

KINDER MORGAN

Kinder Morgan Assets

- Natural Gas Pipelines
- Natural Gas Storage
- Natural Gas Processing
- Gas Treaters
- NGPL (KMI)
- NGPL Gas Storage (KMI)

Operating Metrics

	KMI/KMP	EP/EPB	Combined
Miles of Natural Gas Pipeline	23,602	43,100	66,702



BC
AB
SK
MB
ON
QC
NL
WA
MT
ND
MN
OR
ID
SD
WI
WY
CA
NV
UT
CO
KS
MO
IL
OH
NM
NC
SC
REX
KMIGT
Trailblazer
Horizon
TransColorado
FEP
NGPL
Kinderhawk
MEP
KMTejas
KMTP
KMLP
MEXICO
Eagle Ford

El Paso Assets

- Natural Gas Pipelines
  - Tennessee Gas Pipeline
  - Elba Express Pipeline
  - Elba Island LNG
  - Florida Gas Transmission (50%)
  - Gulf LNG (50%)
  - Southern Natural Gas
  - Cheyenne Plains Pipeline
  - Wyoming Interstate
  - Colorado Interstate Gas
  - Mojave Pipeline
  - El Paso Natural Gas
  - Ruby Pipeline (50%)

Largest Midstream Energy Company in North America

- **Enterprise Value = ~$94 billion**
- **Largest transporter of natural gas in the U.S.**
  - Own an interest in / operate approximately 67,000 miles of interstate / intrastate pipeline
  - Connected to most important natural gas shale plays including Eagle Ford, Haynesville, Fayetteville, Barnett, Utica and Marcellus
  - Largest provider of contracted natural gas treating services in the U.S.
- **Largest independent transporter of petroleum products in the U.S.**
  - Transport ~1.9 MMBbl/d [(a)]
- **Largest transporter of CO_2 in the U.S.**
  - Transport ~1.3 Bcf/d of CO_2 [(a)] for enhanced oil recovery
- **Largest independent terminal operator in the U.S.**
  - Own an interest in or operate over 180 liquids / dry bulk terminals [(b)]
  - 107 MMBbls domestic liquids capacity [(c)]
  - Expect to handle over 100 MM tons of dry bulk products in 2011

(a) 2011 budget
(b) Excludes 33 transload facilities
(c) Includes leased capacity

KINDER MORGAN

Transaction Overview

- **KMI will acquire all of the outstanding common stock of EP**
  - $14.65 in cash; 0.4187 shares of KMI common stock and 0.640 KMI warrants for each EP share
  - Warrants will have a duration of 5 years and a strike price of $40.00
  - Warrants estimated to have a total value of $1.50 ($0.96 value per EP share)
- **Based on KMI's October 14, 2011 closing price of $26.89, total consideration for each EP share is $26.87**
  - Represents a premium of 37% to El Paso's closing price on October 14, 2011 and 47% to EP's average 20 day closing price
- **$37.8 billion total purchase price**
  - $9.6 billion equity (including value of warrants)
  - $11.5 billion of cash (we have a commitment letter for the full amount)
  - $16.7 billion of existing consolidated debt and other adjustments at El Paso and subsidiaries (a)
- **KMI management will remain unchanged and KMI's Board of Directors will increase to 15 directors with two directors from El Paso**
- **Transaction is expected to close in Q2 2012, subject to shareholder and regulatory approval**

(a) Includes debt outstanding at EPB. Includes $2.8 billion book value of non-controlling interests

KINDER MORGAN

Strategic Combination

- **Acquisition delivers meaningful accretion, both immediate and long-term, to KMI shareholders as well as to KMP, KMR and EPB unitholders and shareholders**
- **Creates the largest midstream and natural gas pipeline company in North America**
  - Fourth largest energy company in North America
  - Combined enterprise value of approximately $94 billion [a]
  - The largest independent U.S. transporter of petroleum products, largest U.S. transporter of CO_2 and largest independent terminal operator in the U.S.
- **Provides KMI growth from substantial drop-down opportunity set to KMP and EPB**
- **Extensive combined footprint adds to organic growth opportunity set**
  - Combined operations in the most prolific natural resource plays in the U.S.
  - Assets provide great interconnectivity with customers
  - Acquisition provides complementary asset set to Kinder Morgan's existing portfolio of natural gas pipeline assets
- **EP's FERC regulated natural gas pipeline portfolio provides additional steady, fee-based cash flow**
  - Approximately 81% of pipeline revenues from reservation charges
- **Significant, tangible cost savings estimated to be approximately $350 million per year or ~5% of combined EBITDA**
- **Substantially enhances KMI liquidity; KMI public float increases by nearly 4x**

(a) Includes KMI, KMP, EP and EPB consolidated enterprise value

KMI Remains a General Partner

- **Sell El Paso's exploration and production assets**
  - Sale process to begin immediately
  - EP Net Operating Loss maximizes after-tax proceeds
  - Proceeds substantially reduce acquisition debt
- **Drop-down El Paso's pipeline assets into both KMP and EPB**
  - Increases KMP's expected long-term budgeted growth rate from 5% to approximately 7%
  - Expected to drive EPB long-term growth rate to approximately 9% [a]
  - Drop-downs will be financed with equity and debt consistent with past practice
  - Proceeds from asset drop-downs will be used to pay-down debt
  - Complete by 2015
- **By 2015 KMI assets to consist almost exclusively of its general partner interest in KMP and EPB and its ownership of KMP, KMR and EPB units and shares**
  - Over 80% of cash flows will consist of GP distributions
  - Increases KMI's expected long-term budgeted growth rate from 10% to 12.5%
  - Expect KMI to return to current leverage metrics by 2013

(a) Assumes distribution policy at EPB at 1.05x coverage

Not Our First Rodeo…

KMI has proved its ability to execute significant transactions that include asset sales and drop-downs to delever, and the realization of meaningful cost savings

- **Santa Fe Pacific Partners in 1997**
  - $1.4 billion acquisition (KMP enterprise value at the time was ~$630 million)
  - Over $20 million of cost savings or approximately 11% of EBITDA
- **KN Energy acquisition in 1999**
  - Sold approximately $350 million in assets
  - Executed drop-downs to KMP of approximately $1.4 billion
  - Reduced leverage from 7.4x in 1999 to 2.5x by 2004
  - Reduced corporate overhead costs by $70 million or approximately 8% of EBITDA
- **Terasen Gas in 2005**
  - Sold more than $4.0 billion in assets
  - Executed more than $650 million of drop-downs to KMP
- **Management buyout transaction in 2007**
  - Sold approximately $6.7 billion in assets
  - Reduced leverage from 7.3x in June 2007 to 2.5x by June 2011

EVERY TRANSACTION DELIVERED VALUE TO KMI, KMP & KMR HOLDERS

KINDER MORGAN

KMI Remains Focused on Cash Flows

- **Pure GP holding company by 2015**
  - Assets to consist almost exclusively of GP interests in KMP and EPB and ownership of KMP, EPB units and KMR shares
- **Immediately accretive to distributable cash flow**
  - 2012E dividend per share expected to increase to approximately $1.45 [(a)]
    - Includes normal expected growth
    - Current annualized rate of $1.20 per share
  - Long-term expected dividend growth rate increases from 10% to 12.5%
- **Significant cost savings**
  - Conservatively identified approximately $350 million per year in potential cost savings or ~5% of combined EBITDA
- **Very fast delevering of consolidated entity**
  - Use sale of E&P, drop-down proceeds and excess cash to pay down debt
  - KMI leverage will be lower than its current level of about 2.5x by end of 2013 [(b)]
  - Consolidated leverage will return to slightly over 4.0x by end of 2014 [(c)]

(a) Assumes January 1, 2012 close to illustrate full-year impact. Transaction is not expected to close until Q2 2012
(b) Debt / distributions received, net of G&A as defined on slide 13
(c) Ratio of consolidated debt / consolidated EBITDA as defined on slide 13

Enhanced Cash Flow Stability

- Stable FERC-regulated, fee-based, long-haul, interstate pipeline revenue will constitute the largest portion of Kinder Morgan's pro forma cash flow profile
- Cash flow stability supported by scale and scope of combined company's comprehensive infrastructure system
  - Nationwide gas infrastructure system will interconnect with every major system in the U.S. and serve every major U.S. end-market

Business Mix (% of 2011E EBITDA)

Kinder Morgan	El Paso (a)	Pro Forma (b)


CO2
28%
Natural Gas Pipelines
29%
Kinder Morgan Canada
5%
Terminals
19%
Products Pipelines
19%
Natural Gas Pipelines
100%
CO2 - Oil Production
12%
CO2 - Transport
5%
Kinder Morgan Canada
3%
Terminals
11%
Products Pipelines
11%
Natural Gas Pipelines
58%

(a) EP and EPB based on proportional 2011E EBITDA (includes proportional share of EBITDA for joint ventures). Pro Forma sale of E&P assets
(b) Includes expected cost savings

KINDER MORGAN

"Drop-downs" Create Additional Growth for MLPs

- **KMP**
  - Increases KMP's long-term expected distribution growth rate from 5.0% to ~7.0%
  - Further enhances the stability of cash flows through FERC regulated fee-based pipeline assets
  - Expect to finance a significant portion of drop-downs with KMR, which would significantly increase automatic quarterly issuance of KMR shares
    - KMP may be able to completely finance its annual investment program through KMR dividends without accessing equity markets
    - Potential for KMR share repurchases to the extent KMR dividends are greater than required equity to finance investment program
    - KMP could become the only self-funding MLP
- **EPB**
  - EPB's long-term expected distribution growth rate increases to approximately 9.0% [(a)]
  - EPB will continue to operate as a separate publicly traded partnership
- **Potential to combine two MLPs in the future**

(a) Assumes 1.05x coverage

KINDER MORGAN

Commitment to Maintain Strong Balance Sheet

- **Kinder Morgan is committed to maintain a strong balance sheet and credit ratings across its family of companies**
- **KMI is expected to achieve leverage levels below its current level of ~2.5x by 2013**
- **Consolidated leverage at approximately 4.0x by 2014**
- **KMP leverage expected to decrease consistently down to around 3.3x**
- **EPB leverage expected to remain near target of 4.0x**

Leverage Metric	Standalone KMI [(a)]	Consolidated KMI [(b)]	KMP [(c)]	EPB [(c)]
2012E	3.1x	4.7x	3.3x	3.8x
2013E	2.1x	4.3x	3.3x	3.9x
2014E	1.8x	4.1x	3.3x	4.2x
2015E	1.8x	4.1x	3.3x	4.0x

(a) Net debt at KMI-only / distributions received, net of G&A. Distributions received include KMP GP distributions, distributions from KMP LP units and KMR shares owned by KMI, EPB GP distributions, distributions from EPB LP units owned by KMI, dividends from EP (cash flow from assets remaining at EP after interest, taxes, maintenance & expansion capex and debt principal reduction to 4.5x net debt to EBITDA), and NGPL distributions

(b) Consolidated net debt / EBITDA. Total consolidated net debt includes debt net of cash at KMI, EP, KMP and EPB. EBITDA includes KMP, EP and EPB EBITDA (EBITDA includes equity earnings for joint ventures at KMP and EP), NGPL distributions, net of KMI G&A

(c) Total debt / EBITDA (EBITDA includes equity earnings for joint ventures)

KINDER MORGAN

Our Strategy Remains the Same

- **Focus on stable fee-based assets that are core to North American energy infrastructure**
  - Market leader in each of our business segments
- **Control costs**
  - It's the investors' money, not management's – treat it that way
- **Leverage asset footprint to seek attractive capital investment opportunities, both expansion and acquisition**
  - Since 1997, KMP has completed $11.4 billion in acquisitions and $12.5 billion in greenfield / expansion projects [a]
  - El Paso assets add significantly to our future investment opportunities
- **Maintaining a strong balance sheet is paramount**
  - Enables continued access to capital markets to grow the business
  - KMP accessed capital markets for over $23.8 billion since inception [b]
- **Keep it simple**

(a) Through 6/30/2011, adjusted for 7/1/2011 $920 million acquisition of Haynesville and Eagle Ford gathering assets from Petrohawk
(b) Through 6/30/2011, adjusted for August 2011 issuance of $750 million in senior unsecured notes

KINDER MORGAN

15 Years of Consistent Growth

KMP Total Distributions (GP + LP) ($MM) (a)


$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
GP
LP
1996-2011E CAGR = 40%
$17
$30
$153
$198
$333
$548
$701
$827
$978
$1,162
$1,265
$1,469
$1,854
$2,132
$2,420
$2,649
1996
1997
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011E (d)

KMP Annual LP Distribution Per Unit (b)


$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
1996-2011E CAGR = 14%
$0.63
$0.94
$1.24
$1.43
$1.71
$2.15
$2.44
$2.63
$2.87
$3.13
$3.26
$3.48
$4.02
$4.20
$4.40
$4.60
1996
1997
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011E (d)

KMP Net Debt to EBITDA (c)


4.5x
4.0x
3.5x
3.0x
2.5x
2.0x
1.5x
1.0x
0.5x
0.0x
3.5x
3.2x
3.9x
3.9x
3.5x
3.7x
3.8x
3.5x
3.2x
3.3x
3.4x
3.4x
3.8x
3.7x
3.7x
1997
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011E (e)

(a) In 2010, total distributions paid were $2,250 million. These distributions would have been $2,420 million ($170 million greater) if all distributions paid in August 2010 had been cash from operations, rather than a portion being a distribution to the LPs of cash from interim capital transactions; the GP receives only 2% of distributions of cash from interim capital transactions
(b) Annual LP distribution, rounded to 2 decimals where applicable
(c) Debt is net of cash and excludes fair value of interest rate swaps
(d) 2011 budget
(e) 2011 forecast

KINDER MORGAN

Significant Historical Returns (a)

KMP: 25% CAGR Since '96 (b)



Dollars
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
KMP = $2,788
AMZ (d) = $904
S&P 500 = $215
Dec-96
Dec-98
Dec-00
Dec-02
Dec-04
Dec-06
Dec-08
Dec-10

KMR: 13% CAGR Since '01 (c)



Dollars
$450
$375
$300
$225
$150
$75
$0
IPO 5/14/2001
AMZ (d) = $418
KMR = $370
S&P 500 = $120
Dec-00
Dec-01
Dec-02
Dec-03
Dec-04
Dec-05
Dec-06
Dec-07
Dec-08
Dec-09
Dec-10

Total Return	2010	2-year (e)	3-year (e)	5-year (e)
KMP	23%	78%	61%	108%
KMR	32%	97%	60%	114%
S&P 500 Index	15%	46%	-8%	12%
Alerian MLP Index	36%	140%	52%	115%
MSCI REIT Index	28%	64%	2%	16%
Philadelphia UTY Index	6%	16%	-15%	21%

Source: Bloomberg
(a) Total returns calculated on daily basis through 10/14/2011, except where noted; assume dividends / distributions reinvested in index / stock / unit
(b) Start date 12/31/1996
(c) Start date 5/14/2001; KMR initial public offering; KMP CAGR over same period is 14%
(d) Alerian MLP index
(e) Calculated through 12/31/2010, start dates for 2-year, 3-year and 5-year return calculations are 12/31/2008, 12/29/2007 and 12/31/2005, respectively

Promises Made, Promises Kept

Promises Made	Promises Kept
KMP Budgeted Distribution per unit:	**KMP Actual Distribution per unit:**
2000: $1.60	2000: $1.71
2001: $1.95	2001: $2.15
2002: $2.40	2002: $2.435
2003: $2.63	2003: $2.63
2004: $2.84	2004: $2.87
2005: $3.13	2005: $3.13
2006: $3.28	2006: $3.26
2007: $3.44	2007: $3.48
2008: $4.02	2008: $4.02
2009: $4.20	2009: $4.20
2010: $4.40	2010: $4.40

Achieved LP distribution target in 10 out of 11 years

Transaction Timeline

- E&P sale process to begin immediately
- Integration plan will be put in place immediately
- Expect Q1 2012 shareholder meeting
- Expect Q2 2012 closing
- Antitrust approval required

Tremendous Value Creation

- Meaningful accretion to KMI, KMP, KMR and EPB
- Very attractive investor return profiles of yield and growth in all four securities: KMI, KMP, KMR and EPB
- Largest midstream and fourth largest energy company in North America
- Unparalleled asset footprint materially adds to organic growth possibilities
- A substantial drop-down opportunity set supporting multi-year growth and de-leveraging
- Enhances cash flow stability
- Significant cost savings

KINDER MORGAN